SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On November 7, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release announcing the postponement of the release of its financial results for the third quarter ended September 30, 2005 previously scheduled for Monday, November 7, 2005 pending completion of a special investigation into certain transactions and issues involving its sales office in Korea. The investigation is being conducted under the direction of the Audit Committee of Sunrise Telecom's Board of Directors.  A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the third quarter of 2005, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 7, 2005	By:	RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on November 7, 2005 announcing financial results for the three months September 30, 2005.

SUNRISE TELECOM POSTPONES EARNINGS RELEASE DUE TO PENDING
SPECIAL INVESTIGATION

•	Preliminary Third Quarter Revenue Range of $16.5-$17M

SAN JOSE, CA, November 7, 2005 - Sunrise Telecom Incorporated (NASDAQ: SRTI), a leader in testing and monitoring solutions for voice, video, data services and next-generation digital multimedia, today announced it has postponed the release of its financial results for the third quarter of 2005, pending completion of a special investigation into certain transactions and issues involving its sales office in Korea. The Company has terminated and replaced the general manager of the Korea sales office. The investigation is being conducted under the direction of the Audit Committee of Sunrise Telecom's Board of Directors.

Financial Highlights

As of this time, Sunrise Telecom expects, pending completion of the special investigation:

- Third quarter 2005 revenues between $16.5 and $17 million, on the high end of guidance provided on August 2, 2005.

- Quarter-end backlog of approximately $7.5 million.

- Third quarter 2005 gross margin of approximately 67%.

- Third quarter 2005 net loss of approximately $1.5 million

- Fourth quarter 2005 revenues in the range of $17 to $21 million.
About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers’ overall satisfaction.  The company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks.  Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America.  For more information, visit www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this release are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations and estimates for the fourth quarter of 2005, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: the findings of the Audit Committee’s special investigation; deferred sales resulting from the application of revenue recognition requirements; and unexpected adjustments to preliminary accounting figures; a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; and the loss of key personnel. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:

Kate Sidorovich

Investor Relations
415-445-3236

ksidorovich@sunrisetelecom.com